                                                                           FS-1
                                                                    Page 1 of 2


                                    CONECTIV
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                     PRO FORMA
                                                                   ACTUAL           ADJUSTMENTS            PRO FORMA
                                                            ------------------  -------------------    -----------------
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                      $49,746                                     $49,746
     Accounts receivable, net of allowances of                      825,590                                     825,590
     Allowance for Doubtful Accounts                               (46,868)                                    (46,868)
     Inventories, at average cost                                   112,876                                     112,876
     Deferred energy supply costs                                    27,080                                      27,080
     Prepayments                                                     42,467                                      42,467
     Deferred income taxes, net                                       2,136                                       2,136
                                                                -----------          -----------             ----------
                                                                  1,013,027                    -              1,013,027
                                                               ------------          -----------             ----------

INVESTMENTS
     Investment in leveraged leases                                  50,807                                      50,807
     Funds held by trustee                                          128,181                                     128,181
     Other investments                                               54,941                                      54,941
                                                               ------------          -----------             ----------
                                                                    233,929                    -                233,929
                                                               ------------          -----------             ----------

PROPERTY, PLANT AND EQUIPMENT
     Electric generation                                          1,050,904                                   1,050,904
     Electric transmission and distribution                       2,773,413                                   2,773,413
     Gas transmission and distribution                              288,196                                     288,196
     Other electric and gas facilities                              363,435                                     363,435
     Telecommunications, thermal systems, and other
        property, plant, and equipment                              213,222                                     213,222
                                                               ------------          -----------             ----------
                                                                  4,689,170                    -              4,689,170
     Less: Accumulated depreciation                               1,892,067                                   1,892,067
                                                               ------------          -----------             ----------
     Net plant in service                                         2,797,103                    -              2,797,103
     Construction work-in-progress                                  465,117                                     465,117
     Leased nuclear fuel, at amortized cost                          19,549                                      19,549
     Goodwill, net of accumulated amortization
        of $40,480                                                  333,057                                     333,057
                                                               ------------          -----------             ----------
                                                                  3,614,826                    -              3,614,826
                                                               ------------          -----------             ----------

DEFERRED CHARGES AND OTHER ASSETS
     Recoverable stranded costs, net                                955,362                                     955,362
     Deferred recoverable income taxes                               73,571                                      73,571
     Deferred energy supply costs                                    93,206                                      93,206
     Deferred debt extinguishment costs                              30,240                                      30,240
     Deferred other postretirement benefit costs                     28,107                                      28,107
     Prepaid pension costs                                           86,939                                      86,939
     Unamortized debt expense                                        27,175                                      27,175
     License fees                                                    20,925                                      20,925
     Other                                                           82,661                                      82,661
                                                               ------------          -----------             ----------
                                                                  1,398,186                    -              1,398,186
                                                               ------------          -----------             ----------
TOTAL ASSETS                                                     $6,259,968                    -             $6,259,968
                                                               ============          ===========             ==========

                                                                           FS-1
                                                                    Page 2 of 2

                                    CONECTIV
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)



                                                                                              PRO FORMA
                                                                           ACTUAL            ADJUSTMENTS            PRO FORMA
                                                                   ------------------  -------------------    -----------------
CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
     Short-term debt                                                       $829,031          ($750,000) (1)               $79,031
     Long-term debt due within one year                                     226,071                                       226,071
     Variable rate demand bonds                                             158,430                                       158,430
     Accounts payable                                                       382,286                                       382,286
     Taxes accrued                                                          129,923                                       129,923
     Interest accrued                                                        38,150                                        38,150
     Dividends payable                                                       24,033                                        24,033
     Deferred energy supply costs                                                 -                                             -
     Current capital lease obligation                                        15,605                                        15,605
     Above-market purchased energy contracts
        and other electric restructuring liabilities                         23,274                                        23,274
     Other                                                                  118,167                                       118,167
                                                                         ----------         ----------                 ----------
                                                                          1,944,970           (750,000)                 1,194,970
                                                                         ----------         ----------                 ----------

DEFERRED CREDITS AND OTHER LIABILITIES
     Other postretirement benefits obligation                                94,066                                        94,066
     Deferred income taxes, net                                             767,230                                       767,230
     Deferred investment tax credits                                         55,529                                        55,529
     Regulatory liability for New Jersey income tax benefit                  49,262                                        49,262
     Above-market purchased energy contracts
        and other electric restructuring liabilities                         90,548                                        90,548
     Deferred gain on termination of purchased energy contract                    -                                             -
     Derivative instruments                                                 119,915                                       119,915
     Other                                                                   62,277                                        62,277
                                                                         ----------         ----------                 ----------
                                                                          1,238,827                  -                  1,238,827
                                                                         ----------         ----------                 ----------

CAPITALIZATION
     Common stock: $0.01 per share par value;
        150,000,000 shares authorized; shares outstanding - -
        82,957,613  actual and pro forma                                        830                                           830
     Class A common stock, $0.01 per share par value;
        10,000,000 shares authorized; shares outstanding - -
        5,742,315 actual and pro forma                                           57                                            57
     Additional paid-in capital - - common stock                          1,027,795                                     1,027,795
     Additional paid-in capital - - Class A common stock                     93,738                                        93,738
     Retained earnings                                                      217,987                                       217,987
     Unearned compensation                                                  (2,073)                                       (2,073)
     Accumulated other comprehensive income                                (76,705)                                      (76,705)
                                                                         ----------         ----------                 ----------
        Total common stockholders' equity                                 1,261,629                  -                  1,261,629
     Preferred stock and securities of subsidiaries:
        Not subject to mandatory redemption                                  36,063                                        36,063
        Subject to mandatory redemption                                     177,450                                       177,450
     Long-term debt                                                       1,601,029            750,000 (1)              2,351,029
                                                                         ----------         ----------                 ----------
                                                                          3,076,171            750,000                  3,826,171
                                                                         ----------         ----------                 ----------
Commitments and Contingencies
                                                                         ----------         ----------                 ----------
TOTAL CAPITALIZATION AND LIABILITIES                                     $6,259,968                  -                 $6,259,968
                                                                         ==========         ==========                ===========